U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                         SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                           MOTORSPORTS EMPORIUM, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:
                                ------------------------------------------------
    2) Form, Schedule or Registration Statement No.:
                                                      --------------------------
    3) Filing Party:
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    4) Date Filed:
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
                                TABLE OF CONTENTS

INFORMATION STATEMENT                                                      1

OUTSTANDING SHARES AND VOTING RIGHTS                                       3

AMENDMENTS TO THE ARTICLES OF INCORPORATION                                3

RATIFICATION OF APPOINTMENT                                                3

THE DESIGNATION OF PREFERRED STOCK INCENTIVE PLANS                         4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             6

ADDITIONAL INFORMATION                                                     7

                           MOTORSPORTS EMPORIUM, INC.
                       1151 Harbor Bay Parkway, Suite 202,
                                Alameda, CA 94502

                              INFORMATION STATEMENT

     This information statement (the "Information Statement ") has been mailed on or about July 16, 2007 to the stockholders of record as of June 21, 2007 (the " Record Date ") of Motorsports Emporium, Inc. in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, par value $0.001 per share ("Common Stock"), outstanding Series A preferred stock, par value $250 per share ("Series A Preferred Stock") and the outstanding Series C preferred stock (the Common Stock, Series A Preferred Stock and the Series C Preferred Stock are collectively referred to as the "Stock").

     The actions to be taken pursuant to the written consent shall be taken on or about August 6, 2007, twenty (20) days after the mailing of this Information Statement to stockholders.

        THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                              By Order of the Board of Directors


                              /s/ Kenneth Yeung
                              ----------------------
                              Kenneth Yeung
                              Director



                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

        NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF
       STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF STOCK
        OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS


To Our Stockholders:

     NOTICE IS HEREBY GIVEN that, Motorsports Emporium, Inc., a Nevada corporation ("Motorsports" or the "Company") obtained the written consent of stockholders holding a majority of the voting power of the issued and outstanding shares of Stock to approve the following matters. Such consent was obtained on May 21, 2007, unless otherwise noted:

     1. The articles of incorporation of the Company, as amended (the "Articles of Incorporation"), will be amended to change the Company's name from "Motorsports Emporium, Inc." to "International Building Technologies Group, Inc.". This action will be taken on or about August 6, 2007, twenty (20) days after the mailing of the Information Statement to stockholders; and

     2. Ratification of the appointment of Kenneth Yeung and Peter Chin to the Board of Directors, which appointments took place on April 13, 2007 and May 21, 2007, respectively. This action will be taken on or about August 6, 2007, twenty
(20) days after the mailing of the Information Statement to stockholders.

     In addition, the Company took the following actions, which do not require the approval of the stockholders of the Company's Common Stock: (i) On March 14, 2007, Kenneth Yeung was appointed President; (ii) on May 21, 2007, the Company authorized the designation of 10,000,000 shares of Series D Preferred Stock, par value $0.01, which carry no voting rights, are entitled to redemption rights, and have the right to receive dividends in cash, stock or other property; (iii) on May 30, 2007, the Company redefined the attributes of the Company's Series C Preferred Stock by providing for a mandatory conversion of such Series C Preferred Stock to Common Stock of the Company upon the written request of the Company and upon the happening of certain events, as described herein; (iv) on March 13, 2007, the Company adopted the 2007 Employee and Consultant Stock
Incentive Plan (the "Employee Plan"), wherein the Company reserved and made available 1,000,000 shares of the Company's common stock to be distributed pursuant to such Employee Plan. A more detailed description of this plan is provided below; and (v) on May 31, 2007, the Company also adopted the Motorsports Emporium, Inc. 2007 Consultants Retainer Stock Option Plan (the "Plan") which allowed the Company to pay the retainers due to consultants, as the term is defined in the Plan, their respective retainers or fees in the form of shares of the Company's Common Stock. A more detailed description of the attributes of the Plan is provided below.

     All necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Exchange Act, of these corporate actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of common stock (the "Common Stock"), of which 27,436,678 shares were issued and outstanding, 10,000 shares of Series A Preferred Stock, of which 96 shares are issued and outstanding, 3,000,000 shares of Series B Preferred Stock, none of which are issued and outstanding, 3,000,000 shares of Series C Preferred Stock, of which 200,000 shares are issued and outstanding, and 10,000,000 shares of Series D Preferred Stock, of which none are issued and outstanding.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of Common Stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated May 21, 2007, and having sufficient voting power to approve such proposals through their ownership of Common Stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 6, 2007.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     On May 21, 2007, the board of directors of the Company (the "Board of Directors") and the stockholders of the Company holding a majority of the outstanding shares of Stock of the Company approved an amendment to the Articles of Incorporation to change the Company's name from "Motorsports Emporium, Inc." to "International Building Technologies Group, Inc." Our board of directors feels that this name change is in our best interests. In light of the change in the Company's business, the name "Motorsport Emporium, Inc." no longer accurately reflects the company's operations and interests. The text of the Amended Articles of Incorporation is set forth in Appendix A to this Information Statement.

                           RATIFICATION OF APPOINTMENT

     The Board of Directors has appointed Kenneth Yeung and Peter Chin as members of the Company's Board of Directors, as well as Kenneth Yeung as the Company's President.

ELECTION OF DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to persons elected to the Board of Directors of the Company by the Written Consent:


     Name                     Age          Position With Company
     --------------           ---          ---------------------

     Kenneth Yeung            51           President and Director

     Peter Chin               60           Secretary and Director

     KENNETH YEUNG has been the CEO for IA&D Consultants, Inc., a Los Angeles based consultant firm of planning, architecture, engineering and business consulting since 2002. As the CEO of IA&D Consultants, Inc., he leads it in developing business and provides planning, architecture and engineering services to its clients worldwide, particularly in the China market. The company has completed projects including commercial & residential developments, hotels & resorts, schools and recreation development. Currently, the company has offices in three major cities within China, where it provides services and is working on projects located in more than 10 cities there. Other areas of his expertise include business and management consulting. He graduated from the University of Hawaii with a Bachelor of Arts and Science, and has worked with a few international building contractors and building material manufacturing companies where he held a series of positions in construction, engineering and management. From the mid-nineties, he held senior executive positions in companies of civil engineering contractor, building material manufacturing, planning, architecture and design, overseeing and project managing some of the prestigious projects around the world.

     PETER CHIN has been in the financial markets, with a focus in corporate finance, advising companies in the United States and in China for more than 20 years. Mr. Chin served as a member of the board of directors for Golden Arrow Group of Companies, USA, a hotel and land-management company in China.
Additionally, Mr. Chin served as CEO and Chairman for PTS, Inc. and CEO of Disability Access Corporation. Mr. Chin consults various public and private companies on executive and financial decisions. He was born in Shanghai, China, and studied both in Sydney, Australia and in the United States. Throughout his career, Mr. Chin has found himself in various entrepreneurial ventures ranging from the entertainment industry, the hospitality industry, the high-tech industry and the financial markets industry.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding common stock, file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Commission to furnish the Company with copies of all such reports they file. To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation, all of the Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been satisfied.

     The affirmative vote of a majority of the stockholders has elected Kenneth Yeung and Peter Chin, to hold office until the Company's Annual Meeting of Stockholders in 2008 or until their successors are duly elected and qualified.

                       THE DESIGNATION OF PREFERRED STOCK

GENERAL

     The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of Common Stock of the Company have approved the following actions:

     1. The designation of 10,000,000 shares of Series D Preferred Stock, par value $0.01, which carry no voting rights, are entitled to redemption rights, and have the right to receive dividends in cash, stock or other property; and

     2. The redefining of the attributes of the Company's Series C Preferred Stock.

BACKGROUND

SERIES D PREFERRED STOCK

     On May 30, 2007, the Board of Directors of the Company, as well as stockholders holding a majority of the outstanding shares of Common Stock authorized, by written consent, the designation of the Series D Preferred Stock in the amount of 10,000,000 shares, with a par value of $0.01. The holders of the outstanding Series D Preferred Stock shall have redemption rights and shall be entitled to receive dividends in cash, stock or other property, when and if declared by the Board of Directors of the Company. Series D Preferred Stock have no voting rights. There is also a mandatory conversion of Series D Preferred Stock to common stock of the Company upon written request of the Company upon the occurrence of one of the following events:

     1. A funding event ("Funding") in the amount of $1.5 Million or more.


     - Upon Funding, the Company will convert each Series D Preferred Stock to $1.00 worth of the Company's Common Stock if such Funding occurs before October 31, 2007. The number of shares will be based on the average of the last five closing bids for the Company prior to the conversion.

     - If the Funding takes place after October 31, 2007, each Series D Preferred Stock will convert to $1.10 worth of the Company's Common Stock.

     - If the Funding takes place after May 1, 2008, each Series D Preferred Stock will convert to $1.20 worth of the Company's Common Stock.

     2. Acquisition or purchase of the Company; or 3. Changes in control of the Company.

SERIES C PREFERRED STOCK

     Also on May 30, 2007, the Board of Directors of the Company, as well as stockholders holding a majority of the outstanding shares of the Company's Series C Preferred Stock authorized, by written consent, the redefining of the attributes of the Company's existing Series C Preferred Stock in the amount of 3,000,000 shares by providing for a mandatory conversion of Series C Preferred Stock to Common Stock of the Company upon written request of the Company upon the occurrence of one of the following events:

     1. A funding event ("Funding") in the amount of $1.5 Million or more.

          a. Upon Funding, the Company will convert each Series C Preferred Stock to $5.00 worth of the Company's Common Stock if such Funding occurs before October 31, 2007. The number of shares will be based on the average of the last five closing bids for the Company prior to the conversion.
          b. If the Funding takes place after October 31, 2007, each Series C Preferred Stock will convert to $5.25 worth of the Company's Common Stock.
          c. If the Funding takes place after May 1, 2008, each Series C Preferred Stock will convert to $5.50 worth of the Company's Common Stock.

     2. Acquisition or purchase of the Company; or 3. Changes in control of the Company.

NO APPRAISAL RIGHTS

     Under the General Corporation Law of the State of Nevada, the Company's stockholders are not entitled to appraisal rights with respect to the designation in the authorized shares, and the Company will not independently provide stockholders with any such right.

                              STOCK INCENTIVE PLANS

     On March 13, 2007, the Company adopted the 2007 Employee and Consultant Stock Incentive Plan (the "Employee Plan"), wherein the Company reserved and made available 1,000,000 shares of the Company's Common Stock for distribution to qualified employees, directors and officers. The Employee Plan also gave the Board of Directors the authority to grant Options to eligible persons and to determine whether such Options would be in the form of Incentive Stock Options ("ISO") or Non-Qualified Stock Options ("NQSO"). Each Option granted under the plan is exercisable pursuant to the stock option agreement governing such Option, provided that such Option is not exercisable after the expiration of ten
(10) years from the date it is granted. The exercise price for these Options will be determined by the Board of Directors of the when the Option is granted, which price may not be less than 85% of the Fair Market Value of the Company's shares on the date on which the Option is granted; provided however, that the exercise price of an ISO shall not be less than 100% of the Fair Market Value of the shares on the date on which the Options were granted unless the ISO is granted to a stockholder owning at least 10% of Company's shares, in which case the exercise price shall not be less than 110% of the Fair Market Value of the shares on the date on which the Options were granted.

     On May 31, 2007, the Company also adopted the Motorsports Emporium, Inc. 2007 Consultants Retainer Stock Option Plan (the "Plan"), which allowed the Company to pay the retainers due to consultants, as the term is defined therein, their respective retainers or fees in the form of shares of Common Stock. Under the Plan, all non-employee directors or consultants of the Company as of May 31, 2007, or those who become non-employee directors or consultants thereafter, but while the Plan is in effect, are deemed participants in the Plan and are eligible to receive Common Stock as payment for their respective retainers or fees. The Plan further provides that the exercise price for all Common Stock issued pursuant thereto shall not be less than 85% of the Fair Market Value of such Common Stock on the date of the grant. However, in the case of any person who owns securities having more than 10% of the combined voting power of all classes of securities of the Company, its parent or subsidiary possessing voting power, the deemed exercise price of the Common Stock granted under the Plan shall not be less than 100% of the Fair Market Value of such Common Stock on the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of June 21, 2007, concerning shares of Common Stock of the Company, being the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to beneficially own more than five percent of the common stock,
(2) each director of the Company, (3) each executive officer of the Company, and
(4) all directors and executive officers of the Company as a group:

                                         Number of Shares         Percentage
  Name and Address                      Beneficially Owned          Class
  --------------------                  ------------------          -----

  Kenneth Yeung (1)                         600,000,000(2)          95.63%

  All officers and directors as a group     600,000,000             95.63%

  Total Beneficially Owned                  600,000,000             95.63%

----------
(1)  The person named is an officer and a director.
(2) Kenneth Yeung is the holder of 200,000 Series C Preferred Shares which have a 3,000-to-1 voting right.

                       MATERIALS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-KSB as amended for the year ended December 31, 2006 and the Company's unaudited Quarterly Reports on Form 10-QSB for the period ended March 31, 2007, as amended, are incorporated herein by reference.

                             ADDITIONAL INFORMATION

     The Company files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. Stockholders may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. The Company's filings are also available on the SEC's website at www.sec.gov. The Company shall provide, at no cost to the stockholder, copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 upon request to our legal counsel, Gersten Savage LLP, attn: Arthur S. Marcus, Esq.,
(212) 752-9700.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                    SIGNATURE

     Pursuant to the requirements of the Exchange Act of 1934, as amended, the Company has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors


   By: /s/ Kenneth Yeung
   ----------------------
   Kenneth Yeung,
   President

   July 12, 2007

                                   APPENDIX A

                           Certificate of Amendment to
                            Articles of Incorporation
                          of Motorsports Emporium, Inc.

      Pursuant to Section 78.385 and 78.3890 of the Nevada Revised Statutes

1. The Name of the Corporation: Motorsports Emporium, Inc.

2. The articles have been amended as follows:

                                   Article 1.

                                  Company Name:

     1.1 The name of this Corporation is International Building Technologies Group, Inc.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 95.63%

4. Effective date of filing: _________________

5. Officer Signature: ________________________